Exhibit 99.1

Digital Locations CEO Rich Berliner Discussed General Space Traffic Management with Research Scientist

Dr. Carolin Frueh stressed the need for space situational awareness to ensure satellite performance and to avoid satellite collisions and space debris

SANTA BARBARA, CA, August 30, 2023 (GLOBE NEWSWIRE) – Digital Locations, Inc. (OTCMKTS:DLOC), the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world, today announced that in a recent podcast, its CEO, Rich Berliner, spoke with Dr. Carolin Frueh, a research scientist and professor at Purdue University, about the need for general space traffic management.

During the conversation, Dr. Frueh described her research which is focused on orbital information, orbital determination, the probability of collision and where objects might end up. She said, “Certain regions of space are already clogged with space debris, such as at the 800-kilometer altitude. I am currently working on this problem.”

Dr. Frueh continued, “My research team and I are always excited to see more services offered from space. There are services we use every day that have a space component and the number will only increase in the future. We are also looking at how many satellites we can fit into a particular region and are considering guidelines for their sustainable use. In the past, when satellites died or were retired from use, we just let them go and no longer worried about them. Unfortunately, that’s not a sustainable approach for the future.”

Dr. Frueh’s research is critical for the safe and cooperative use of space. She maintains that we must bring satellites down safely without harming humans and the organization of new constellations sent into orbit must be undertaken with great care to avoid collisions that create even more space debris. This cooperation will benefit everyone who wishes to use LEO, MEO and GEO orbits and will help reduce potential collisions.

Dr. Carolin Frueh was awarded a Ph.D. in Physics with a Specialization in Astronomy from the University of Bern, Switzerland, under the supervision of Dr. Thomas Schildknecht in 2011. After this, she took a National Research Council post-doctoral position with the Air Force Research Laboratory at Kirtland Air Force Base under the supervision of Dr. Moriba Jah until 2013, followed by a position as a Research Scientist at Texas A&M University with Dr. Terry Alfriend until 2014. She currently serves as an assistant professor at Purdue University. Dr. Frueh is listed as a Google Scholar at https://scholar.google.com/citations?user=bP165LoAAAAJ&hl=en

This podcast can be viewed at https://www.youtube.com/watch?v=Amko7sB_rKY

About Digital Locations, Inc.

Digital Locations, Inc., is the developer of a disruptive technology that will deliver high-speed Internet from satellites directly to smartphones all over the world. Today, high-speed Internet (also known as broadband Internet) is only available in densely populated areas around the world. The rest of the world is still waiting. Elon Musk (SpaceX), Jeff Bezos (Blue Origin) and others are launching thousands of Low Earth Orbit (LEO) satellites. Unfortunately, without the use of additional equipment, the technology does not yet exist that will allow these satellites to deliver high-speed Internet directly to smartphones. Solving this problem represents an extraordinary business opportunity. Working with a research team from Florida International University, we are developing a truly disruptive technology that will finally make it possible for the wireless industry to offer high-speed Internet service from satellites directly to smartphones anywhere in the world, indoors and outdoors with no dead zones and no cell towers. Anyone, anywhere, regardless of location, economic status, race or gender will be able to access high-speed Internet service and benefit from remote learning, health care, government services, telework, participation in public affairs and even Netflix, Amazon and much, much more.

To learn more about Digital Locations please visit www.digitallocations.com

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